EXHIBIT 3.25

CERTIFICATE OF INCORPORATION

OF

PERFECTO ACQUISITION CORP.

ARTICLE ONE

The name of the corporation (the “Corporation”) is PERFECTO ACQUISITION CORP.

ARTICLE TWO

The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent 19901. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

ARTICLE THREE

The purpose o£ the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE FOUR

The total number of shares of all classes of stock which the Corporation has authority to issue is 1000 shares, all of which are shares of Common Stock, par value $.01 per share.

ARTICLE FIVE

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them, and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE SIX

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but the foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE SEVEN

The number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in the By-laws of the Corporation. The election of directors of the Corporation need not be by ballot unless the By-laws so require.

ARTICLE EIGHT

The name and mailing address of the sole incorporator are as follows:

Name	Mailing Address
Sharon M. Goodman	O’Sullivan Graev & Karabell, LLP
30 Rockefeller Plaza
New York, New York 10112

ARTICLE NINE

The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has signed this instrument on the 23rd day of May, 1996, thereby acknowledging that this instrument is the act and deed of the undersigned and that the facts stated above are true.

/s/ Sharon M. Goodman
Sharon M. Goodman
Sole Incorporator

CERTIFICATE OF CORRECTION FILED TO CORRECT

A CERTAIN ERROR IN THE CERTIFICATE

OF

CHANGE Of REGISTERED AGENT AND REGISTERED OFFICE

FILED IN THE OFFICE OF THE SECRETARY OF STATE

OF DELAWARE ON JANUARY 24, 2002

PERFECTO MANUFACTURING, INC., Corporation organized and existing under any by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1.	The name of the corporation is Perfecto Manufacturing, Inc.

2.	That Certificate of Change of Registered Agent and Registered Office was filed by the Secretary of State of Delaware on January 24, 2002 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.	The inaccuracy or defect of said Certificate to be corrected is as follows: the name of the president was misspelled.

4.	The execution, sealing or acknowledgment of the certificate is corrected as follows:

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 24th of January 2002.

Perfecto Manufacturing, Inc.

/s/ Joe Bussing
Joe Bussing, President

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 31st of January, 2002.

Perfecto Manufacturing, Inc.

/s/ Joe Bussing
Joe Bussing, President

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CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

Perfecto Manufacturing, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duty authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 24th day of January, 2002.

Perfecto Manufacturing, Inc.

/s/ Joe Bussing
Joe Busfing, President

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CERTIFICATE OF MERGER

Pursuant to Section 251 and 252 of the Delaware General Corporation Law (“DGCL”), PERFECTO ACQUISITION CORP., a Delaware corporation (“PAC”), hereby certifies the following in connection with the merger (the “Merger”) of PERFECTO MANUFACTURING, INC., an Indiana corporation (“PMI”), with and into PAC.

1. Name and State of Incorporation. The names and states of incorporation of PAC and PMI, which are the only constituent corporations in the Merger (the “Constituent Corporations”), are:

Name	State of Incorporation
Perfecto Acquisition Corp.	Delaware
Perfecto Manufacturing, Inc.	Indiana

2. Agreement and Plan of Merger. The Agreement and Plan of Merger, dated as of June 28, 1996, by and among PAC, PMI and certain stockholders of PMI (the “Agreement and Plan of Merger”), setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 and 252 of the DGCL.

3. Name of Surviving Corporation. The name of the surviving corporation following the Merger (the “Surviving Corporation”) is Perfecto Acquisition Corp.

4. Certificate of Incorporation of Surviving Corporation. The Certificate of Incorporation of PAC in effect immediately prior to the Merger shall be amended by deleting, in its entirety, Article One thereof and inserting in lieu thereof a new Article One to read as follows:

ARTICLE ONE

The name of the corporation (hereinafter, the “Corporation”) is PERFECTO MANUFACTURING, INC.

Subsequent to the effective time of the Merger, the Certificate of Incorporation of PAC, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until altered, amended or repealed as provided in the DGCL.

5. Agreement and Plan of Merger on File. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation, the address of which is P.O. Box 539, Noblesville, IN 46060.

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6. Copy of Agreement and Plan of Merger. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

7. Authorized Capital of PMI. The authorized capital of PMI consists of 3,000 shares of Common Stock, without par value.

IN WITNESS WHEREOF, this Certificate of Merger has been executed this 28th day of June, 1996.

Attest:		PERFECTO ACQUISITION CORP.

By	/s/ Felix J. Wong	By	/s/ P. Jeffrey Leck
Name:	Felix J. Wong	Name:	P. Jeffrey Leck
Title:	Secretary	Title:	President

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